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                                                                    Exhibit 99.1

    MARKWEST ENERGY PARTNERS ANNOUNCES INTENT TO ACQUIRE PINNACLE NATURAL GAS


     DENVER--March 25, 2003--MarkWest Energy Partners, L.P. (AMEX: MWE), today announced that it has entered into a Purchase and Sale Agreement with Energy Spectrum Partners, L.P., for the acquisition of Pinnacle Natural Gas Company and certain affiliates for approximately $38 million. The transaction is expected to close March 28. The assets, primarily located in the state of Texas, are comprised of three lateral natural gas pipelines transporting up to 1.1 Bcf/day under firm contracts to power plants and eighteen gathering systems gathering more than 44 MMscfd.

     "Already being the largest gas processor in the Northeast, we are delighted to strategically diversify to the Southwest," said John Fox, President and CEO. "This acquisition fits very well with our current asset base and core competencies. The assets are excellent for the partnership because of the fee-based nature of the cash flows from the pipeline laterals and the growth prospects for the gathering systems. Having a strong business presence in the Southwest should also provide future growth and development opportunities."

     Fox added, "We expect the Pinnacle acquisition to be significantly accretive to cash available for distribution to MWE unitholders, and we intend to increase the annual distribution per unit by at least $0.20 to $2.28 in the first full quarter after the transaction closes. We now will be ahead of our previously announced distribution target to increase the annual distribution per unit 10 percent annually. An increase to $2.28 would represent an increase of 14 percent within MWE's first year of existence."

     The acquisition will be financed through existing credit lines plus a $15 million expansion of MWE's existing credit facility. After the acquisition, the partnership will still have a conservative capital structure with overall debt to total capital of approximately 50 percent.

     MarkWest will host a conference call on Wednesday, March 26, 2003, at 2 p.m. MST to discuss this acquisition. Interested parties can participate in the call by dialing the following number five minutes prior to the scheduled start time: 719.457.2661, Passcode 744037. This conference call will be broadcast live simultaneously over the Internet. If you wish to listen via this method, go to our Web site at http://www.markwest.com. Click on the "Investor Information" tab, then on the "Click Here for Details" link on the pop-up menu regarding the conference call, then register for the call.

     If listening via the Web, please allow extra time prior to the call to visit the site and, if necessary, download the streaming media software required (MediaPlayer). A replay of the broadcast will be available on our Web site within one hour of the live call and for the next 90 days. If you have any questions, please contact Anita Blackman, Investor Relations, at (800) 730-8388.

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MarkWest Energy Partners L.P., is a publicly traded master limited partnership with a solid core of midstream assets. It is the largest processor of natural gas in the Northeast, processing gas from the Appalachian basin and from Michigan. Its assets include natural gas processing facilities, liquids fractionation, transportation and storage facilities.

THIS PRESS RELEASE INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED OR INCORPORATED HEREIN
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MAY CONSTITUTE FORWARD-LOOKING STATEMENTS. ALTHOUGH WE BELIEVE THAT THE
EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO BE CORRECT. THE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT AFFECT OUR OPERATIONS, FINANCIAL PERFORMANCE AND OTHER FACTORS AS DISCUSSED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. AMONG THE FACTORS THAT COULD CAUSE RESULTS TO DIFFER MATERIALLY ARE THOSE RISKS DISCUSSED IN OUR FORM S-1, AS AMENDED, AND OUR SEC FILINGS FOR 2002.